As filed with the Securities and Exchange Commission on September 18, 1998
                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         Santa Fe Energy Resources, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                                                       36-2722169
     (State or other jurisdiction of                                                     (I.R.S. Employer
     incorporation or organization)                                                     Identification No.)


                              1616 South Voss Road
                              Houston, Texas 77057
          (Address, including zip code, of Principal Executive Offices)


                         SANTA FE ENERGY RESOURCES, INC.

                     1995 INCENTIVE STOCK COMPENSATION PLAN

                           FOR NONEXECUTIVE EMPLOYEES

                            (Full title of the plan)


                                 David L. Hicks
                    Vice President - Law and General Counsel
                         Santa Fe Energy Resources, Inc.
                              1616 South Voss Road
                              Houston, Texas 77057
                                 (713) 783-2401
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------


                                    copy to:

                               G. Michael O'Leary
                             Andrews & Kurth L.L.P.
                                4200 Chase Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200
                  --------------------------------------------



                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                                         Proposed
                                                                      Proposed           Maximum
                                                    Amount            Maximum           Aggregate          Amount of
                                                     to be         Offering Price        Offering         Registration
     Title of Securities to be Registered         registered       Per Share (1)        Price (1)             Fee

Common Stock, Par Value $.01 Per Share             2,000,000           $8.656          $17,312,000         $5,107.04
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for September 15, 1998 on the New York Stock Exchange as reported in The Wall Street Journal on September 16, 1998.

================================================================================



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 (No. 33-59255 and No. 333-34161), each as filed with the Securities and Exchange Commission on May 12, 1995 and August 22, 1997, respectively, relating to the Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan for Nonexecutive Employees.


ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

    5.1           Opinion of Andrews & Kurth L.L.P.

   23.1           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

   23.2           Consent of Independent Accountants.

   23.3           Consent of Ryder Scott Company Petroleum Engineers.

   24.1           Power of Attorney (included on signature page).

   99.1 Third Amendment to Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan for Nonexecutive Employees.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of September, 1998.

                                                Santa Fe Energy Resources, Inc.
                                                (Registrant)



                                                By: /s/ James L. Payne
                                                    ---------------------------
                                                       James L. Payne
                                                    Chairman of the Board
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Santa Fe Energy Resources, Inc. (the "Company") hereby constitutes and appoints James L. Payne and David L. Hicks (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                              Date
                ---------                                          -----                              ----

 /s/ James L. Payne                           Chairman of the Board, Chief Executive              September 18, 1998
----------------------------------------      Officer and Director (Principal Executive
James L. Payne                                Officer)



/s/ J.F. Clark                                Senior Vice President and Chief Financial           September 18, 1998
-----------------------------------------     Officer (Principal Financial and
J. F. Clark                                   Accounting Officer)



/s/ William E. Greehey                        Director                                            September 18, 1998
----------------------------------------
William E. Greehey

/s/ Melvyn N. Klein                           Director                                            September 18, 1998
----------------------------------------
Melvyn N. Klein

/s/ Allan V. Martini                          Director                                            September 18, 1998
----------------------------------------
Allan V. Martini

/s/ Reuben F. Richards                        Director                                            September 18, 1998
----------------------------------------
Reuben F. Richards

/s/ Marc J. Shapiro                           Director                                            September 18, 1998
----------------------------------------
Marc J. Shapiro

/s/ Kathryn D. Wriston                        Director                                            September 18, 1998
----------------------------------------
Kathryn D. Wriston


                                  EXHIBIT INDEX

Exhibit
Number

     5.1   Opinion Letter of Andrews & Kurth L.L.P.

    23.1   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2   Consent of Independent Accountants.

    23.3   Consent of Ryder Scott Company Petroleum Engineers.

    24.1   Power of Attorney (included on signature page).

    99.1 Third Amendment to Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan for Nonexecutive Employees.